Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV2
                             Payment Date 03/19/2001

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Servicing Certificate

Beginning Principal Balance Group A-I                                               222,859,637.99
Beginning Principal Balance Group A-II                                               44,594,917.59
                                                                       ----------------------------
                                               Total Beginning Balance              267,454,555.58

Ending Principal Balance Group A-I                                                  220,339,738.49
Ending Principal Balance Group A-II                                                  44,277,483.32
                                                                       ----------------------------
                                                  Total Ending Balance              264,617,221.81

Principal Collections Group A-I                                                       1,983,955.59
Principal Collections Group A-II                                                        317,434.27
                                                                       ----------------------------
                                                                                      2,301,389.86

Interest Collections Group A-I                                                        2,579,804.37
Interest Collections Group A-II                                                         516,401.97
                                                                       ----------------------------
                                                                                      3,096,206.34

Active Loan Count Group A-I                                                                  5,477
Active Loan Count Group A-II                                                                   582

Repurchased Loan Count Group A-I                                                                 1
Repurchased Loan Count Group A-II                                                                0

Repurchased Loan Amount Group A-I                                                        74,478.07
Repurchased Loan Amount Group A-II                                                            0.00

Substitution Adjustment Amount Group A-I                                                      0.00
Substitution Adjustment Amount Group A-II                                                     0.00

Principal Balance of Current Month Prefunding Group A-I                                       0.00
Principal Balance of Current Month Prefunding Group A-II                                      0.00

Policy Draw Amount                                                                            0.00

Total Limited Reimbursement Amount                                                       58,136.71

Current month distribution to Credit Enhancer                                            75,876.82

Net Loan Rate                                                                               14.47%

Note Rate - Class A-I-1 Notes                                                              5.7200%
Note Rate - Class A-I-2 Notes                                                              7.9500%
Note Rate - Class A-II-1 Notes                                                             5.7300%
Note Rate - Class A-II-2 Notes

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                      Beginning Note Balance      Ending Note Balance     Percentage Interest    Principal Distribution     Interest
                      ----------------------      -------------------     -------------------    -----------------------   --------
  Class A-I-1 Notes               42,918,689.79      39,758,134.70        15.283%                       3,160,555.09     184,121.18
  Class A-I-2 Notes              172,718,000.00     172,718,000.00        66.392%                                  -   1,144,256.75
 Class A-II-1 Notes                8,913,390.51       8,360,514.96         3.214%                         552,875.55      38,305.30
 Class A-II-2 Notes              35,599,000.00      35,599,000.00         13.684%                                 -      237,030.01
                                 --------------     --------------                                                --    ----------
        Total Notes              260,149,080.30     256,435,649.66                                      3,713,430.64   1,603,713.24

Certificates                                                                                  0.00

Prefunding Account                                                            Total Amount
                                                                       ----------------------------
Beginning Balance                                                                             0.00
Interest Earned on Prefunding Account                                                         0.00
Prior month Interest earned transferred to overcollateralization                              0.00
Collection Period Subsequent Transfer                                                         0.00
Prefunding Account balance distributed to Noteholders                                         0.00
                                                                       ----------------------------
                               Total Ending Prefunding Account Balance                        0.00


Capitalized Interest Account Balance
Beginning Balance                                                                             0.00
Withdraw relating to prior month Collection Period                                            0.00
Interest Earned                                                                               0.00
Interest Earned sent to Note Payment account                                                  0.00
Total Ending Capitalized Interest Account Balance to Seller                                   0.00
                                                                       ----------------------------
                     Total Ending Capitalized Interest Account Balance                        0.00
                                                                       ============================


Beginning Overcollateralization Amount                                                7,305,475.28
Overcollateralization Amount Increase (Decrease)                                        876,096.87
                                                                       ----------------------------
Ending Overcollateralization Amount                                                   8,181,572.15
Outstanding Overcollaterization Amount                                                   68,427.85
                                                                       ----------------------------
Required Overcollateralization Amount                                                 8,250,000.00


                                                                                                            Number      Percent
All Classes                                                                                Balance         of Loans     of Balance
-----------                                                                                -------         --------     ----------
Delinquent Loans (30 Days)                                                            1,085,668.30            21         0.41%
Delinquent Loans (60 Days)                                                              406,188.66            8          0.15%
Delinquent Loans (90+ Days) (*)                                                       1,246,150.43            18         0.47%
Foreclosed Loans                                                                              0.00            0          0.00%
REO                                                                                      74,478.07            1          0.03%

(*) 90+ Figures Include Foreclosures and REO

                                                                                                            Number      Percent
Class A-I                                                                                  Balance         of Loans     of Balance
---------                                                                                  -------         --------     ----------
Delinquent Loans (30 Days)                                                              732,061.62            15         0.33%
Delinquent Loans (60 Days)                                                              335,273.52            7          0.15%
Delinquent Loans (90+ Days)                                                             793,713.16            14         0.36%
Foreclosed Loans                                                                              0.00            0          0.00%
REO                                                                                           0.00            0          0.00%

                                                                                                            Number      Percent
Class A-II                                                                                 Balance         of Loans     of Balance
----------                                                                                 -------         --------     ----------
Delinquent Loans (30 Days)                                                              353,606.68            6         0.80%
Delinquent Loans (60 Days)                                                               70,915.14            1         0.16%
Delinquent Loans (90+ Days)                                                             452,437.27            4         1.02%
Foreclosed Loans                                                                              0.00            0         0.00%
REO                                                                                           0.00            0         0.00%

                                                                                                                     Percent
                                                                        Liquidation To-Date                         of Balance
                                                                       ----------------------------
Beginning Loss Amount                                                                   174,064.98
Current Month Loss Amount                                                               535,943.91                      0.24%
Ending Loss Amount                                                                      710,008.89
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